EXHIBIT 10.28


             AMENDMENT OF INGERSOLL-RAND COMPANY

                INCENTIVE STOCK PLAN OF 1998


                         May 2, 2001



     The Ingersoll-Rand Company Incentive Stock Plan of 1998
(the "Plan") is hereby amended, effective as of the date first above written:



     1. Section 4(a) of the Plan is amended to change the number "13,000,000" to "18,000,000."


     2.   Section 11 of the Plan is amended to change the date
          "April 30, 2003" to "April 30,2004."